UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

WORLD ENERGY SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

World Energy Solutions, Inc.

April 26, 2007

Dear Stockholder:

We cordially invite you to attend our 2007 Annual Meeting of Stockholders, which will be held on Thursday, May 17, 2007 at 10:00 a.m. at The Hilton Garden Inn, 35 Major Taylor Boulevard, Worcester, Massachusetts 01608.

On the pages following this letter you will find the notice of our 2007 Annual Meeting, which lists the business matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice. We have also enclosed your proxy card and our annual report for the year ended December 31, 2006.

Your support of our efforts is important to the other directors and to me regardless of the number of shares you own. I hope you will vote as soon as possible. If you are a stockholder of record, you may vote by completing, signing and mailing the enclosed proxy card in the envelope provided. If your shares are held in “street name” - that is, held for your account by a broker or other nominee - you will receive instructions from the holder of record that you must follow for your shares to be voted.

Following completion of the scheduled business at the 2007 Annual Meeting, we will review our business and answer questions from stockholders. We hope that you will be able to join us on May 17th.

Sincerely,

/s/ Richard M. Domaleski

RICHARD M. DOMALESKI President and Chief Executive Officer

WORLD ENERGY SOLUTIONS, INC.
446 Main Street
Worcester, MA 01608

___________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 17, 2007

___________

To the Stockholders of
World Energy Solutions, Inc.

Notice is hereby given that the 2007 Annual Meeting of Stockholders of World Energy Solutions, Inc., a Delaware corporation, will be held at The Hilton Garden Inn, 35 Major Taylor Boulevard, Worcester, Massachusetts 01608, on Thursday, May 17, 2007, at 10:00 a.m., local time, for the following purposes:

1.	To elect two Class I directors to our Board of Directors, each to hold office until our 2010 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified; and

2.	To ratify the selection of UHY LLP as our independent registered public accounting firm for the current fiscal year.

The stockholders will also consider and act upon any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 2, 2007 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors
/s/ James F. Parslow

JAMES F. PARSLOW Secretary

Worcester, Massachusetts
April 26, 2007

WORLD ENERGY SOLUTIONS, INC.

___________

ANNUAL MEETING OF STOCKHOLDERS

May 17, 2007

PROXY STATEMENT

___________

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of World Energy Solutions, Inc. for use at our 2007 Annual Meeting of Stockholders to be held on Thursday, May 17, 2007 at 10:00 a.m., local time, at The Hilton Garden Inn, 35 Major Taylor Boulevard, Worcester, Massachusetts 01608 and at any adjournment or postponement of the Annual Meeting.

We are mailing this proxy statement and the enclosed proxy on or about April 26, 2007 to our stockholders of record as of April 2, 2007. We are also mailing our Annual Report for the fiscal year ended December 31, 2006 to such stockholders concurrently with this proxy statement. We will furnish, upon written request of any stockholder and the payment of an appropriate processing fee, copies of the exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Please address all such requests to James F. Parslow, Secretary, World Energy Solutions, Inc., 446 Main Street, Worcester, MA 01608.

Only stockholders of record at the close of business on April 2, 2007 are entitled to receive notice of and to vote at the Annual Meeting. Each share of our common stock, par value $0.0001 per share, outstanding on the record date is entitled to one vote. As of the close of business on April 2, 2007, there were outstanding and entitled to vote 76,511,741 shares of common stock.

If your shares are held in "street name" by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your voting instruction form.

The presence, in person or by proxy, of outstanding shares of common stock representing one-third of the total votes entitled to be cast is necessary to constitute a quorum for the transaction of business at our Annual Meeting. Shares that reflect abstentions will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

The two nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. You may vote for all of the director nominees, withhold your vote from all of the director nominees or withhold your vote from any one or more of the director nominees. Votes that are withheld and broker non-votes will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

Ratification of the selection of UHY as our independent registered public accounting firm for 2007 requires the affirmative vote of a majority of all the votes present or represented at the Annual Meeting and voting on the proposal. If you vote to abstain on proposal 2, your shares will not be voted in favor of such proposal. As a result, voting to abstain on proposal 2 has no effect on the results of the vote.

Shares represented by duly executed proxies received by us and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If no instructions are given, properly executed proxies will be voted for the election of each of the nominees named herein for director and for the ratification of the selection of UHY as our independent registered public accounting firm for the current fiscal year.

You may revoke your proxy at any time before it is voted on any matter by (1) giving written notice of such revocation to the Secretary of World Energy Solutions, Inc. at the address set forth below, (2) signing and duly delivering a proxy bearing a later date, or (3) attending our Annual Meeting and voting in person. Your attendance at our Annual Meeting will not, by itself, revoke your previously submitted proxy.

We will bear the expenses of preparing, printing and assembling the materials used in the solicitation of proxies. In addition to the solicitation of proxies by use of the mail, we may also use the services of some of our officers and employees (who will receive no compensation for such services in addition to their regular salaries) to solicit proxies personally and by telephone and email. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to the beneficial owners of shares held of record by them and we will reimburse them for their reasonable expenses.

Our management does not know of any business other than the matters set forth in the Notice of Annual Meeting of Stockholders and described above that will be presented for consideration at the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons named as proxies will vote the proxies, insofar as the same are not limited to the contrary, in regard to such other matters, as seems to them to be in the best interest of the Company and its stockholders. Each of the persons appointed by the enclosed form of proxy present and acting at the meeting, in person or by substitute, may exercise all of the powers and authority of the proxies in accordance with their judgment.

Our principal executive offices are located at 446 Main Street, Worcester, Massachusetts 01608.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board is divided into three classes. Following this annual meeting we expect there will be two Directors in Class I, two Directors in Class II and one Director in Class III. Directors serve for three-year terms with one class of Director being elected by the Company’s stockholders at each Annual Meeting.

At the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated Patrick Bischoff for re-election and Thad Wolfe for election as Class I Directors. Mr. Wolfe is replacing Nicholas Zaldastani who is not standing for re-election to the Board as a Class I director. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Mr. Bischoff and the election of Mr. Wolfe as Directors. If elected, each nominee will serve until our 2010 Annual Meeting of Stockholders and until such director’s successor has been duly elected and qualified. Management does not contemplate that any of the nominees will be unable to serve, but in that event, proxies solicited hereby may be voted for a substitute nominee designated by our Board or our Board may choose to reduce the number of directors serving on the Board. Holders of shares representing votes sufficient to elect each of the nominees named below have indicated to us their intention to vote in favor of such nominees.

Our Board of Directors recommends that stockholders vote FOR the election of each nominee as a director of World Energy Solutions, Inc.

INFORMATION AS TO DIRECTORS

Set forth below is the name and age of each member of our board of directors, including each nominee for director, his principal occupation for at least the past five years, the year each became a member of our Board of Directors and certain other information. The information is as of February 8, 2007, except for Thad Wolfe, for which the information is as of April 15, 2007.

Name	Age	Present Principal Employment and Prior Business Experience	Director Since
Class I Director: Nominee for Election at the 2007 Annual Meeting of Stockholders

Thad Wolfe	64	Since February 2007, Mr. Wolfe has been President, Government / Air Force with the Thomas Group Inc., a professional services firm that specializing in cultural change, process and strategic consulting. From 1999 to February 2007, Mr. Wolfe had been employed with SAIC in various capacities, most recently as Senior Vice President and Corporate Account Manager for the North American Aerospace Defense Command (NORAD) and United States Northern Command (USNORTHCOM). Mr. Wolfe is the uncle of Mr. Domaleski.	—

Class I Director: Term expires at 2007 Annual Meeting of Stockholders; Nominee for Re-election

Patrick Bischoff	38
Since April 2001, Mr. Bischoff has been the Managing Director and founder of Spinnaker Ventures LLC, an investment company owned by a trust for the benefit of Mr. Bischoff’s children, which makes venture capital investments. Mr. Bischoff served as Managing Director, Electronic Products, for Crocodiles not Waterlillies LLC, a children’s media and entertainment company from August 2004 until December 2005 and currently is a member of the advisory board. From August 2002 to April 2003, he was a senior partner of Esotera Group Inc., a human capital consulting and research company. In April 1997, Mr. Bischoff co-founded Saba Software Inc. and held various positions with the company until September 2001.
			2004

Class II Directors: Term expires at 2008 Annual Meeting of Stockholders

Edward Libbey	60	Dr. Libbey recently retired from KMC International (which is held by KMC Holdings, a human resources recruitment company) where he had been a consultant from April 2003 to July 2006, and prior thereto was a consultant with Preng & Associates from May 1999 to April 2003. Dr Libbey also worked at British Petroleum for over 20 years in supply, logistics and oil trading.	1999

John Wellard	60	From March 1996 to April 2005, Mr. Wellard was employed with Union Gas Limited in various capacities, including as its President from May 2003 to December 2004. He also served Union Gas Limited at various times as a Senior Vice-President of Sales and Marketing & Business Development, Vice-President of Sales and Marketing, Senior Vice President of Asset Management and Vice President of Operations.	2006

Class III Director: Term expires at 2009 Annual Meeting of Stockholders

Richard Domaleski	37	Mr. Domaleski has served as our President and Chief Executive Officer since 1999. Mr. Domaleski is responsible for our strategic vision and sales execution. In 1996, Mr. Domaleski co-founded our predecessor business, Oceanside Energy, Inc., in 1996 which was one of the first reverse auction businesses to take advantage of utility deregulation and one of the first aggregators to be granted a FERC tariff, and which became our wholly-owned subsidiary in 2000. Mr. Domaleski is the nephew of Mr. Wolfe.	1999

DIRECTOR COMPENSATION

Members of our Board of Directors who are employees of World Energy or who were stockholders of the company at the time of our initial public offering on November 16, 2006 receive no compensation for their service as directors. Following the closing of our initial public offering, each of our non-employee directors who were not stockholders of the company at the time of our initial public offering are compensated for their service as directors as follows:
2006 ($)
Annual retainer	10,000
Regularly scheduled Board meetings attended in person	1,500
Regularly scheduled committee meetings attended in person	1,500

Directors will not receive any additional compensation for participation in meetings held by telephone conference call. We reimburse non-employee directors for reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings and for fees and reasonable out-of-pocket expenses for their attendance at director education seminars and programs they attend at the request of the Board.

The following table contains information on compensation earned for the non-employee members of our Board of Directors during the fiscal year ended December 31, 2006.

2006 DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)

John Wellard (4)	5,500	—	—	—	5,500

Edward Libbey (5)	—	—	—	6,000	6,000

Patrick Bischoff (5)(6)	—	—	—	32,230	32,230

Nicholas Zaldastani	—	—	—	—	—

(1)
Richard Domaleski, one of our directors, is also our President and Chief Executive Officer and a named executive officer. Mr. Domaleski does not receive any additional compensation as a director. See “Summary Compensation Table” below for disclosure relating to his compensation.

(2)
There were no restricted stock awards granted to directors in 2006, and, with respect to stock awards, no dollar amounts were recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payments, or FAS 123R.

(3)
There were no stock options granted to our non-employee directors during 2006, and with respect to stock options, no dollar amounts were recognized for financial statement reporting purposes under FAS 123R for the year ended December 31, 2006. The following table shows the aggregate number of stock options held by each of our non-employee directors as of December 31, 2006. All of the stock options were fully vested prior to 2006.

Name	Stock Options (#)
Edward Libbey	300,000

(4)
Mr. Wellard was elected as a member of our Board of Directors on November 16, 2006, the closing date of our initial public offering and received a prorated portion of the annual retainer payable to non-employee directors.

(5)
The amount indicated for Dr. Libbey and Mr. Bischoff under All Other Compensation consisted of consulting fees, which in the case of Dr. Libbey were earned prior to the Company’s initial public offering and Dr. Libbey’s appointment to any committees of the Board.

(6)
In January 2007, we entered into a revised Consulting Agreement with Patrick Bischoff, which provided that Mr. Bischoff would provide certain services related to strategic planning and receive certain compensation for those services through April 1, 2007. This agreement has been amended to extend these services through June 30, 2007.

CORPORATE GOVERNANCE

Our Commitment to Good Corporate Governance

We believe that good corporate governance and an environment of the highest ethical standards are important for us to achieve business success and to create value for our stockholders. Our Board is committed to high governance standards and continually works to improve them. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities on corporate governance and other public companies. We also review guidance and interpretations provided from time to time by the Securities and Exchange Commission, or the SEC, and Canadian securities laws and consider changes to our corporate governance policies and practices in light of such guidance and interpretations. Our shares are not listed on a U.S. exchange and therefore are not subject to certain corporate governance and disclosure requirements required of companies that are listed on a U.S. Exchange.

Role of Our Board of Directors

Our Board monitors overall corporate performance and the integrity of our financial controls and legal compliance procedures. It elects our chief executive officer who serves at the discretion of the Board. The Board may appoint other executive officers from time to time as it deems appropriate. Each of the executive officers and directors, other than non-employee directors, is principally occupied with our business and affairs. There are no family relationships among any of our directors or officers except as noted above.

Members of our Board keep informed about our business through discussions with our chief executive officer and other members of our senior management team, by reviewing materials provided to them on a regular basis and in preparation for Board and committee meetings and by participating in meetings of the Board and its committees. We regularly review key portions of the business with the Board, and we introduce our executives to the Board so that the Board can become familiar with our key employees. In addition, we hold periodic strategy sessions between members of senior management and the Board, during which members of the senior management team provide in-depth reviews of various aspects of our business operations and discuss our strategy with respect to such operations.

Our Board met four times during 2006. During 2006, each director attended at least 75% of the total number of meetings of the Board and all committees of the Board on which the director served.

Performance of Our Board

Our Board considers it important to continually evaluate and improve its effectiveness and that of its committees. Our Board and each of its standing committees will conduct an annual self-evaluation. The Corporate Governance and Nominating Committee oversees our Board’s self-evaluation process. The results of each committee’s annual self-evaluation are reported to the full Board.

Business Ethics and Compliance

We have adopted a Code of Business Conduct and Ethics applicable to all officers, employees and Board members. The Code of Business Conduct and Ethics is posted in the “Investor Relations” section of our website at www.worldenergy.com, and a print copy will be made available free of charge on written request to James Parslow, Secretary, World Energy Solutions, Inc., 446 Main Street, Worcester, MA 01608. Any amendments to, or waivers of, the Code of Business Conduct and Ethics which apply to our Chief Executive Officer, Chief Financial Officer or any person performing similar functions will be disclosed on our website promptly following the date of such amendment or waiver.

Independence of Non-Employee Directors

Pursuant to Canadian securities laws, Canadian reporting issuers are required to have a majority of independent directors. The Canadian securities laws generally provide that a director will not be independent unless such director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). In addition, a director is not independent if (1) the director is, or has been within the last three years, employed by us, is, or an immediate family member is, or has been within the last three years, one of our executive officers, (2) the director, or a member of the director’s immediate family who is employed as an executive officer has received during any twelve-month period within the last three years more than C$75,000 (US$60,000) in direct compensation from us other than director and committee fees and pension or other deferred compensation, (3) the director or an immediate family member is a current partner of a firm that is our internal or external auditor, the director is a current employee of such a firm, the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance practice, or the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time, (4) the director or a member of the director’s immediate family is, or has been within the last three years, employed as an executive officer of another company where one of our executive officers at the same time serves or served on the compensation committee of such company. In addition, SEC rules require that a majority of our Board be independent as defined under the rules of a United States national securities exchange. Accordingly, our Board has determined that a majority of its members are “independent” as that term is defined under the applicable NASDAQ rules.

Our Board has reviewed all relationships between World Energy and each non-employee director to determine compliance with the Canadian and United States securities laws described above and to evaluate whether there are any other facts or circumstances that might impair a director’s independence. As part of its review of Mr. Bischoff’s independence, the Board considered the consulting arrangement between World Energy and Mr. Bischoff and determined it constituted a material relationship that could affect Mr. Bischoff’s independence. Based on its review, the Board determined that Dr. Libbey, Mr. Wellard and Mr. Zaldastani are independent directors. The Board also determined that the Director Nominee, Thad Wolfe, who has been named to replace Mr. Zaldastani for election to the Board as a Class I Director is independent.

Communications with the Board

Our Board welcomes the submission of any comments or concerns from stockholders and any interested parties. Communications should be in writing and addressed to James Parslow, Secretary, World Energy Solutions, Inc., 446 Main Street, Worcester, MA 01608 and marked to the attention of the Board or any of its committees, individual directors or non-management directors as a group. All correspondence will be forwarded to the intended recipient(s).

Annual Meeting Attendance

Directors are encouraged to attend our annual meetings of stockholders.

Committees of the Board

Our Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Each committee is composed solely of directors determined by the Board to be independent under the applicable rules of the SEC and Canadian securities laws, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. The Board has adopted a written charter for each standing committee. You may find copies of the charters of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee in the “Investor Relations” section of our website at www.worldenergy.com, and print copies will be made available free of charge on written request to James Parslow, Secretary, World Energy Solutions, Inc., 446 Main Street, Worcester, MA 01608. The Board also may appoint from time to time ad hoc committees to address specific matters.

Audit Committee.    The members of our Audit Committee are Messrs. Libbey, Zaldastani and Wellard all of whom are independent. Dr. Libbey is our audit committee financial expert. The Audit Committee is responsible for assisting the Board in fulfilling its responsibilities for oversight of our accounting and financial reporting processes and audits of our financial statements. The Audit Committee will, among other things, independently monitor our financial reporting process and internal control systems, review our financial statements to ensure their quality, integrity and compliance with accounting standards, ensure the adequacy of procedures related to such review and oversee the work of our external auditors.

Compensation Committee.    The members of our Compensation Committee are Messrs. Libbey and Zaldastani. Upon the determination by the Board that he was no longer independent, Mr. Bischoff ceased participating as a member of the committee. The Compensation Committee is responsible for overseeing the discharge of the Board’s responsibilities related to compensation of our directors, executive officers and senior management. The Compensation Committee will, among other things, review the adequacy of compensation, review and approve corporate goals and objectives relevant to compensation and make recommendations regarding compensation of the Chief Executive Officer and our other directors and officers. The Compensation Committee will assess all aspects of compensation including salaries, bonuses, long-term incentive compensation and other performance based incentives, taking into account industry comparables to ensure that compensation is fair and reasonable.

The compensation committee has implemented an annual performance review program for our executives, under which annual performance goals are determined and set forth in writing at the beginning of each calendar year for the Company as a whole, each corporate department and each executive. Annual corporate goals are proposed by management and approved by the board of directors at the end of each calendar year for the following year. These corporate goals target the achievement of revenue growth, channel partner development and expansion of the Company’s workforce. Annual department and individual goals focus on contributions that facilitate the achievement of the corporate goals and are set during the first quarter of each calendar year. Department goals are proposed by each department head and approved by the Chief Executive Officer. Individual goals are proposed by each executive and approved by the Chief Executive Officer. The Chief Executive Officer’s goals are approved by the compensation committee. Annual salary increases, annual bonuses, and any stock option awards granted to our executives are tied to the achievement of these corporate, department and individual performance goals. The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation.

Corporate Governance and Nominating Committee.    The members of our Corporate Governance and Nominating Committee are Messrs. Libbey and Wellard. Upon the determination by the Board that he was no longer independent, Mr. Bischoff ceased participating as a member of the committee. The Corporate Governance and Nominating Committee is responsible for assisting the Board in discharging its responsibilities related to corporate governance practices and the nomination of directors. The Corporate Governance and Nominating Committee will, among other things, develop our corporate governance practices, recommend procedures to assist the Board in functioning cohesively and effectively, supervise our securities compliance procedures and have the authority to engage outside advisors where necessary. This committee will also be responsible for recommending to the Board director nominees to be elected at stockholder meetings, taking into consideration the appropriate size of the Board, the competencies and skills required and whether each nominee can sufficiently fulfill his or her duties as a member of the Board.

The Corporate Governance and Nominating Committee will consider for nomination to the Board candidates recommended by stockholders. Recommendations should be sent to the Corporate Governance and Nominating Committee, c/o James Parslow, Secretary, World Energy Solutions, Inc., 446 Main Street, Worcester, MA 01608. The deadline for making recommendations of director nominees for possible inclusion in our proxy statement for our 2008 Annual Meeting of Shareholders is described below under “Stockholder Proposals.” Recommendations must be in writing and must contain the information set forth in the Company’s By-Laws. The minimum qualifications and specific qualities and skills required for a nominee for director are that the nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders. In addition to considering candidates suggested by stockholders, the Corporate Governance and Nominating Committee may consider potential candidates suggested by current directors, company officers, employees, third-party search firms and others. The Corporate Governance and Nominating Committee screens all potential candidates in the same manner regardless of the source of the recommendation. The Corporate Governance and Nominating Committee’s review is typically based on any written materials provided with respect to the potential candidate. The Corporate Governance and Nominating Committee determines whether the candidate meets our minimum qualifications and specific qualities and skills for directors and whether requesting additional information or an initial screening interview is appropriate.

Mr. Wolfe, who is standing for election as a member of our Board of Directors for the first time at this Annual Meeting, was recommended for nomination to the Corporate Governance and Nominating Committee by our Chief Executive Officer.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of February 8, 2007, by:

•	each person or entity known by us to own beneficially more than 5% of either class of our common stock;

•	each of our directors and director nominees;

•	each of the executive officers named in the summary compensation table; and

•	all of our directors and executive officers as a group.

In accordance with SEC rules, we have included in the number of shares beneficially owned by each stockholder all shares over which such stockholder has sole or shared voting or investment power, and we have included all shares that the stockholder has the right to acquire within 60 days after February 8, 2007 through the exercise of stock options, the settlement of restricted stock units or any other right. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to shares beneficially owned by that stockholder. For purposes of determining the equity and voting percentages for each stockholder, any shares that such stockholder has the right to acquire within 60 days after February 8, 2007 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of determining the percentages for any other stockholder.

Name of Beneficial Owner (1)	Number	Percentage of Shares Beneficially Owned (2)

Richard Domaleski / Roman Holdings Trust	19,145,000(3)	25.0%
Royce & Associates	5,742,300(4)	7.5
Eliot & Page Limited	5,000,000(5)	6.5
Nicholas Zaldastani	2,918,887(6)	3.8
Philip Adams	2,500,000(7)	3.2
Edward Libbey	1,898,448(8)	2.5
Patrick Bischoff	924,339(9)	1.2
James Parslow	—	*
John Wellard	—	*
Thad Wolfe	—	*
All executive officers and directors (7 persons)	27,386,674(10)	35.1
___________
*	Represents less than 1%

(1)
The address of each stockholder in the table is c /o World Energy Solutions, Inc., 446 Main Street, Worcester, Massachusetts 01608, except that the address of Royce & Associates is 1414 Avenue of the Americas, New York, NY 10019, Eliot & Page Limited is 200 Bloor Street, East, Toronto, Ontario, Canada M4W 1E5 and Roman Holdings Trust is 2935 Barrymore Court, Orlando, FL 32835.

(2)
The number of shares and percentages has been determined as of February 8, 2007 in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. At that date, a total of 76,511,741 shares of common stock were issued and outstanding.

(3)
Includes 145,000 shares held in the name of Mr. Domaleski and 19,000,000 shares held by Dana Domaleski and David T. Bunker, as co-trustees of the Roman Holdings Trust, of which Mr. Domaleski is the principal beneficiary. Mrs. Domaleski and Mr. Bunker, as co-trustees, share voting and investment power with respect to the shares held by the Roman Holdings Trust. The trustees disclaim beneficial ownership of these shares.

(4)	The amount shown and the following information is based on a Schedule 13G filed with the SEC on February 6, 2007 by Royce & Associates, LLC.

(5)
The amount shown and the following information are based on a Schedule 13G filed with the SEC on February 1, 2007 by Manulife Financial Corporation and its indirect, wholly-owned subsidiary, Elliott & Page Limited.

(6)	Includes 410,959 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of February 8, 2007.

(7)	Includes 850,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 8, 2007.

(8)
Includes 703,000 shares of common stock held in the name of Mr. Libbey’s wife, Dianne Libbey. Includes 27,397 shares of common stock issuable upon the exercise of a warrant exercisable within 60 days of February 8, 2007 and 300,000 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of February 8, 2007.

(9)
Consists of shares held by Spinnaker Ventures LLC, of which Mr. Bischoff is the managing director and over which he holds voting and investment power. Spinnaker Ventures LLC is owned by Bischoff Alaska Irrevocable Trust of which Mr. Bischoff is a trustee. Mr. Bischoff’s children are the beneficiaries of the trust. Mr. Bischoff disclaims beneficial ownership of these shares.

(10)	Includes 1,588,356 shares of common stock issuable upon exercise of stock options and warrants exercisable within 60 days of February 8, 2007.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

The compensation committee of our board of directors oversees our executive compensation program. In this role, the compensation committee reviews and approves annually all compensation decisions relating to our named executive officers.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of the compensation committee with respect to executive compensation are to:

•	attract, retain and motivate the best possible executive talent;

•	ensure executive compensation is aligned with our corporate strategies and business objectives;

•
promote the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	align executives’ incentives with the creation of stockholder value.

To achieve these objectives, the compensation committee evaluates our executive compensation program with the goal of setting compensation at levels the committee believes are competitive with those of other companies in our industry and our region that compete with us for executive talent. In addition, our executive compensation program ties a substantial portion of each executives’ overall compensation to key strategic, financial and operational goals such as implementation of appropriate financing strategies, establishment and maintenance of key strategic relationships, growth of our customer base, as well as our financial and operational performance, as measured by metrics such as revenue, profitability and channel partner growth. We also provide a portion of our executive compensation in the form of stock options that vest over time, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation. Given his significant stockholdings, we have not granted any options to our Chief Executive Officer. Our focus with our other executive officers has been to issue large stock option grants at their date of hire with vesting over several years as opposed to issuing new grants on a periodic basis. We have historically weighted our overall compensation packages for executives with equity versus a large base salary or cash bonus structure.

We compete with many other companies for executive personnel. Accordingly, the compensation committee generally targets base salary and annual cash incentive bonuses for executives near the median of compensation paid to similarly situated executives of the companies in the peer group, but with the possibility of being in the upper half due to cash bonuses paid for overall company and personal performance. Variations to this general target may occur as dictated by the experience level of the individual and market factors.

Components of our Executive Compensation Program

The primary elements of our executive compensation program contain some or all of the following:

(1)	base salary;

(2)	annual cash incentive bonuses;

(3)	stock option awards;

(4)	insurance, retirement and other employee benefits; and

(5)	in some cases, severance.

We have not had any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the compensation committee determines subjectively what it believes to be the appropriate level and mix of the various compensation components.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. When establishing base salaries for 2006, the compensation committee considered a variety of factors, including the seniority of the individual, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual at his or her prior employment, if applicable, and the number of well qualified candidates to assume the individual’s role. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions at comparable companies. In the case of Phil Adams and Jim Parslow, the minimum base salary is mandated by our employment agreements or offer letters with those executives.

Base salaries are reviewed at least annually by our compensation committee, and are adjusted from time to time to realign salaries with market levels of our executive officers after taking into account individual responsibilities, performance and experience. In 2006, we increased the base salaries for both our Chief Executive Officer and Chief Operating Officer to levels more appropriate for individuals in similar positions at like-kind companies, including public companies. Prior to 2006, the Company had limited resources with which to compensate these individuals in cash. In 2005 the Company attained profitability and was able to attract outside financing in the form of long-term debt. This financing allowed the Company to invest in the infrastructure necessary, including the hiring of our Chief Financial Officer, to become a public Company in 2006.

Annual Cash Incentive Bonus

We have an annual cash incentive bonus plan for our executives. The annual cash incentive bonuses are intended to compensate for the achievement of both company strategic, operational and financial goals and individual performance objectives. Amounts payable under the annual cash incentive bonus plan are fixed dollar targets, with higher ranked executives typically being compensated at a higher dollar value. The corporate targets and the individual objectives are given roughly equal weight in the bonus analysis. The corporate targets generally conform to the business plan approved by the board of directors relating to revenue, the attainment of third party financing, if any, and the recruitment and retention of key individuals of the management team. Individual objectives are necessarily tied to the particular area of expertise of the employee and their performance in attaining those objectives relative to external forces, internal resources utilized and overall individual effort. The compensation committee approves the company and individual performance goals for each executive, the weighting of various goals for each executive and the determination of potential bonus amounts based on achievement of those goals.

The compensation committee works with the Chief Executive Officer to develop corporate and individual goals that they believe can be reasonably achieved with hard work over the next year. To date, these have been task specific goals aligned with the Company’s business plan. We expect to continue to tie our executive bonuses to successful completion of our strategic initiatives including the completion of acquisitions, the hiring of key sales personnel, and the expansion into the wholesale and green credit marketplaces. The committee anticipates that this model will evolve as the Company gains critical mass and returns to profitability.

The target bonus awards for 2006 for the named executive officers were: $75,000, $50,000 and $50,000, for Messrs. Domaleski, Adams and Parslow, respectively. Mr. Domaleski was awarded 100% of his target bonus in 2006. Mr. Adams exceeded his target bonus by 50% primarily due to the successful completion of the Company’s initial public offering. Mr. Parslow also exceeded his annual targeted bonus amount primarily due to the successful completion of the Company’s initial public offering.

Stock Option

Our equity award program is the primary vehicle for offering long-term incentives to our Chief Operating Officer and Chief Financial Officer. We believe that equity grants provide these executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants are intended to further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period. In determining the size of equity grants to our executives, our compensation committee considers comparable share ownership of executives in our compensation peer group, our company-level performance, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards and the recommendations of the Chief Executive Officer.

We typically make an initial equity award of stock options to new executives. We have not made annual equity grants as part of our overall compensation program to date. All grants of options to our executives are initially approved by the compensation committee and further approved by the entire Board.

Our equity awards have typically taken the form of stock options. The compensation committee reviews all components of the executive’s compensation when determining annual equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives. We intend that the annual aggregate value of these awards will be set near median levels for companies in our compensation peer group. Typically, any new stock options we grant to our executives vest at a rate of 25% over the first four years of the seven-year option term. Vesting ceases upon termination of employment. Exercise rights cease shortly after termination of employment except in the case of death or disability.

We do not have any equity ownership guidelines for our executives.

We do not currently have a policy to grant awards annually, although the Board may adopt such a policy in the future. We set the exercise price of all stock options to equal the greater of the current day’s closing price of our common stock on the Toronto Stock Exchange or the weighted average closing price of our stock over the five previous trading days.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. The 401(k) Plan has a Company contribution provision, which is subject to the Board’s discretion. To date, no Company contributions have been made to the Plan.

Employment Agreements

We have entered into employment agreements with certain of the named executive officers certain material terms of which are summarized below.

Pursuant to a letter of offer for employment with Mr. Adams, effective as of October 1, 2003, Mr. Adams is to be paid a base salary of $12,500 per month, subject to adjustments from time to time, and is eligible to participate in all bonus and benefit programs including the stock option plan. Mr. Adams was also granted incentive stock options exercisable to purchase 1,250,000 shares of common stock. In the event that Mr. Adams’ employment is terminated by us for reasons other than for cause, he is entitled to receive a severance package of six months salary at his then current rate of pay. Based on Mr. Adams’ current annual salary of $212,500, this severance would exceed $100,000. Mr. Adams has also entered into a non-competition and non-solicitation agreement with us, the terms of which are summarized below.

Pursuant to a letter of offer for employment with Mr. Parslow effective May 15, 2006, Mr. Parslow is to be paid a bi-weekly salary at the annualized rate of $150,000 per year, and is eligible to participate in all bonus and benefit programs. Mr. Parslow was also granted non-statutory stock options exercisable to purchase up to 450,000 shares of common stock. Mr. Parslow has also entered into a non-competition and non-solicitation agreement, the terms of which are summarized below.

The non-competition and non-solicitation agreement for each of Messrs. Adams and Parslow provides that for a period of one year following the termination or cessation of employment with us, the employee will not (i) engage in a business that competes with our business; (ii) directly or indirectly solicit any of our employees; or (iii) directly or indirectly solicit, hire or engage as an independent contractor any person who was employed by us during the employee’s term of employment with us.

We do not currently have an employment agreement with our CEO. The CEO’s compensation is determined by the compensation committee of the Board which considers a variety of factors described in the Compensation Discussion and Analysis section above. We believe that the CEO’s significant shareholdings align the interests of the CEO with those of the company as a whole.

Potential Payments Upon Termination or Change in Control

Mr. Adams is entitled to receive a severance package equal to six months salary at his then current base rate of pay in the event that his employment is terminated other than for cause. Based on Mr. Adams’ current annual salary of $212,500, this severance package would exceed $100,000.

Impact of Regulatory Requirements

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1 million paid in any taxable year to the company’s chief executive officer and the four other most highly compensated executive officers. However, certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of World Energy and its stockholders after taking into consideration changing business conditions and the performance of its employees. The Compensation Committee expects that the vast majority of compensation paid to our executive officers will be tax deductible to the company.

EXECUTIVE OFFICERS

The following table sets forth, as of December 31, 2006, the names, ages, positions held with us and principal occupations and business experience for at least the last five years of our executive officers.

Name	Age	Position with the Company	Principal Occupation
Richard Domaleski	37	Director, President and Chief Executive Officer	President and Chief Executive Officer of the Company
Philip Adams	49	Chief Operating Officer	Chief Operating Officer of the Company
James Parslow	42	Chief Financial Officer, Treasurer and Secretary	Chief Financial Officer, Treasurer and Secretary of the Company

Richard Domaleski.  (Please see “Information as to Directors”).

Philip Adams.  Mr. Adams has served as our Chief Operating Officer since October 2003, and oversees our corporate strategy, marketing, direct and channel sales, and human resources functions. Prior to joining us, from September 2001 to October 2003, Mr. Adams was a principal of Go2 Market Momentum, LLC, a consulting firm to emerging companies. Prior to that, Mr. Adams was a senior executive at software and internet companies including Exchange Applications, Inc., Pegasystems, Inc., Corporate Software, Inc., Rowe Communications, Inc., and PC Connection, Inc. Mr. Adams also worked as a strategy consultant at Corporate Decisions, Inc., a company subsequently acquired by Mercer Consulting Inc.

James Parslow.  Mr. Parslow joined us in May 2006 and serves as our Chief Financial Officer, Treasurer and Secretary. Mr. Parslow is a Certified Public Accountant in Massachusetts with 19 years experience serving private and public companies in the alternative energy, biomedical service and products, online auction services and high technology manufacturing industries. Since April 2004 until joining us in 2006, Mr. Parslow was the Chief Financial Officer and Treasurer for Spire Corporation. Prior to joining Spire, Mr. Parslow was an independent financial consultant from January 2003 to March 2004. From May 2002 to November 2002, Mr. Parslow served as Controller of Fairmarket, Inc. (now Dynabazaar, Inc.). From July 1998 to February 2002, he was Vice President, Finance and Administration of Thermo Power Corporation, a former public subsidiary of Thermo Electron Corporation.

EXECUTIVE COMPENSATION

Compensation Summary

The following table contains information with respect to the compensation earned for the fiscal year ended December 31, 2006 of the individuals who served as our principal executive officer and principal financial officer in 2006 and our only other executive officer during the fiscal year ended December 31, 2006. Such persons are referred to as our named executive officers. No other executive officers who would have otherwise been includable in the following table on the basis of salary and bonus earned for the year ended December 31, 2006, have been excluded by reason of their termination of employment or change in executive status during that year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Richard Domaleski Chief Executive Officer and President	2006	$212,704	$75,000	—	—	$287,704
James Parslow Chief Financial Officer	2006	95,395 (2)	55,000	18,296	—	168,691
Philip Adams Chief Operating Officer	2006	212,704	75,000	—	—	287,704

(1)
The amounts shown in this column reflect the dollar amounts recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with FAS 123R. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 2 to our audited consolidated financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 21, 2007.

(2)	Mr. Parslow joined us as our Chief Financial Officer during 2006. His annualized base salary was $150,000. Commencing January 1, 2007, Mr. Parslow’s annualized base salary is $175,000.

 Grants of Plan-Based Awards

The following table shows information concerning grants of plan-based awards made during 2006 to the named executive officers.

2006 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1)

Richard Domaleski	—	—	—	—

James Parslow	7/31/06	450,000 (2)	$0.95	$199,591

Philip Adams	—	—	—	—

(1)	The amounts shown in this column represent the grant date fair value of each option award as determined in accordance with FAS 123R.

(2)
Granted under the 2003 Stock Option Plan. The options vest as to one-fourth of the total on the first anniversary of the grant date and vest quarterly thereafter over the next 3 years. The options are subject to Mr. Parslow’s continued employment and terminate 7 years after the grant date. All options were granted at the fair market value on the date of grant as determined pursuant to the terms of the 2003 Stock Option Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding unexercised stock options held by the named executive officers as of December 31, 2006.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Richard Domaleski	—	—	—	—

James Parslow	—	450,000 (1)	$0.95	7/31/13

Philip Adams	850,000	—	$0.025	10/1/10

(1)	The options vest as to one-fourth of the total on the first anniversary of the grant date and vest quarterly thereafter over the next 3 years.

Option Exercises and Stock Vested

The following table shows amounts received by the named executive officers upon exercise of stock options and vesting of restricted stock and restricted stock units during 2006.

2006 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Richard Domaleski	—	—	—	—

James Parslow	—	—	—	—

Philip Adams	400,000	$190,000	—	—

(1)	Based on the fair market value of the Company’s non-voting common stock as of the date of exercise as determined by the Board of Directors.
(2)	There were no stock awards granted during 2006.

Compensation Committee Interlocks and Insider Participation

During 2006, none of the directors who served as members of the Compensation Committee was an executive officer or employee of the Company during the time that he served on the Compensation Committee.

None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the 2007 Annual Meeting of Stockholders.

The Compensation Committee Nicholas Zaldastani, Chairman Edward Libbey

Audit Committee Report

The Audit Committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2006 with our management. The Audit Committee also reviewed and discussed our audited consolidated financial statements and the matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380) with UHY LLP, our independent registered public accounting firm. The Audit Committee received from UHY the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and discussed with UHY the matters disclosed in this letter and their independence. The Audit Committee also considered whether UHY’s provision of other, non-audit related services to us is compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006.

The Audit Committee John Wellard, Chairman Edward Libbey Nicholas Zaldastani

Policies and Procedures for Related Person Transactions

Any transaction, arrangement or relationship in which World Energy is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest is subject to review and approval by our Board.

Such review and approval will, whenever practicable, occur prior to entry into the transaction. A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Board after full disclosure of the related person’s interest in the transaction. The Board may approve or ratify a transaction only if the committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with the best interests of World Energy. The Board may impose any conditions on the related person transaction that it deems appropriate.

 Equity Compensation Plan Information

The following table provides information, as of December 31, 2006, concerning securities authorized for issuance under all of our equity compensation plans:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options	(b) Weighted average exercise price of outstanding options	(c) Number of securities remaining available for future issuance (excluding securities in Column (a))

Equity compensation plans approved by security holders	4,483,029	$ 0.26	4,618,161
Equity compensation plans not approved by security holders	—	—	—
Total	4,483,029 (1)	$ 0.26 (2)	4,618,161 (3)

(1) Represents shares of common stock issuable on exercise of options under the following equity compensation plans: 2003 Stock Incentive Plan and the 2006 Stock Incentive Plan.
(2) This column reflects the weighted average exercise price of outstanding options.
(3) There are no shares available for grant under the 2003 Stock Incentive Plan.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Although Delaware law does not require that the selection by the Audit Committee of our independent registered public accounting firm be approved each year by the stockholders, the members of the Audit Committee and the other members of the Board believe it is appropriate to submit the selection of the independent registered public accounting firm to the stockholders for their ratification. The Audit Committee and the Board recommend that the stockholders ratify the selection of UHY LLP (“UHY”) as our independent registered public accounting firm for 2007. If the stockholders do not ratify the selection of UHY, the Audit Committee will reconsider its selection.

We expect that representatives of UHY will be present at the annual meeting. They will be given the opportunity to make a statement if they desire to do so and will also be available to respond to questions from stockholders.

During 2006, UHY and their predecessor firm, Brown & Brown LLP, provided various audit, audit-related and tax services to us. The Audit Committee has adopted policies and procedures which require the Audit Committee to pre-approve all audit and non-audit services performed by UHY in order to assure that the provision of such services does not impair UHY’s independence. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period, and the Audit Committee sets specific limits on the amount of each such service we obtain from UHY.

The aggregate fees incurred for professional services by UHY in 2005 and 2006 for audit, audit-related, tax and non-audit services were:

Type of Fees	2005	2006

Audit Fees:	$ 60,292	$447,503
Audit-Related Fees:	16,834	—
Tax Fees:	6,600	20,000
All Other Fees:	—	—
Total:	$ 83,726	$467,503

Audit fees include fees we paid UHY for professional services for the audit of our annual financial statements included in our annual report on Form 10-K, review of financial statements included in our quarterly reports on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements, such as comfort letters and consents. Audit fees for 2006 include all costs associated with our initial public offering, including the audits related to our 2003 and 2004 fiscal year ends and reviews associated with the six-month periods ended June 30, 2006 and 2005. Audit related fees include services rendered for accounting consultation and information system audits. Tax fees include fees for tax compliance and tax advice. There were no other professional services rendered by UHY in 2005 or 2006.

The firm of UHY acts as our principal independent registered public accounting firm. Through December 31, 2006, UHY had a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY’s partners provide non-audit services. UHY has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of UHY. UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

Holders of voting rights sufficient to ratify the selection of UHY as our independent registered public accounting firm have indicated to us an intention to vote in favor of this proposal.

The Audit Committee and the Board of Directors recommend that stockholders vote FOR the ratification of the selection of UHY LLP as our independent registered public accounting firm for 2007.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or telephone number: World Energy Solutions, Inc., 446 Main Street, Worcester, MA 01608, Attention: James Parslow, Secretary, (781) 459-8100. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

STOCKHOLDER PROPOSALS

  In order for any stockholder proposal to be included in the proxy statement for our 2008 Annual Meeting of Stockholders, such proposal must be received at our principal executive offices, 446 Main Street, Worcester, MA 01608, Attention: James Parslow, Secretary, not later than December 28, 2007 and must satisfy certain rules of the SEC.

Nominations and proposals of stockholders (other than proposals made in accordance with Rule 14a-8 of the Securities Exchange Act of 1934) may also be submitted to us for consideration at the 2008 Annual Meeting if certain conditions set forth in our bylaws are satisfied. Such nominations (and other stockholder proposals) must be received in writing by us not less than 90 days nor more than 120 days prior to the first anniversary of the 2007 Annual Meeting, which dates will be February 16, 2008 and January 17, 2008, respectively. If the date of the 2008 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2007 Annual Meeting, nominations or other proposals must be received not earlier than the 120th day prior to the 2008 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2008 Annual Meeting and the 10th day following the day on which notice of the 2008 Annual Meeting was mailed or public disclosure of the date of 2008 Annual Meeting was made, whichever occurs first. To submit a nomination or other proposal, a stockholder should send the nominee’s name or proposal and appropriate supporting information required by our bylaws to the attention of our Secretary at the address provided above.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

♦PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ♦

A.  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For ☐	Withhold ☐	For ☐	Withhold ☐
01 - Patrick Bischoff	01 - Thad Wolfe

2. Ratification of the appointment of UHY LLP as the independent registered public accounting firm for the Company for the current fiscal year:	For ☐	Against ☐	Abstain ☐

B. Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. ☐

C. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

♦PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ♦

Proxy — World Energy Solutions, Inc.
For the Annual Meeting of the Stockholders of World Energy Solutions, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby appoint(s) Richard Domaleski and Philip Adams, and each of them, as proxies of the undersigned (with full power of substitution in them and each of them) to attend and represent the undersigned at the Annual Meeting of Stockholders of World Energy Solutions, Inc. (the “Company”) to be held at at The Hilton Garden Inn, 35 Major Taylor Boulevard, Worcester, Massachusetts 01608 on May 17, 2007, at 10:00 a.m., and any adjourned sessions thereof, and there to act and vote as indicated, upon all matters referred to on the reverse side and described in the proxy statement relating to the annual meeting, all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present at the meeting and at any adjourned sessions thereof. Each of the following matters is being proposed by the Board of Directors of the Company.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

This proxy will be voted in accordance with any directions herein given. If no direction is given, this proxy will be voted for the director nominees and proposal 2.

(Continued and to be signed on the reverse side)